As filed with the Securities and Exchange Commission on May 16, 2005
                                            Registration No. __________________
===============================================================================

                             UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                            ___________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                            ___________________

                         Corinthian Colleges, Inc.
           (Exact Name of Registrant as Specified in Its Charter)
                             ___________________

        Delaware                                          33-0717312
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                        Identification No.)

                        6 Hutton Centre Drive, Suite 400
                         Santa Ana, California 92707
      (Address, Including Zip Code, of Principal Executive Offices)
                            ___________________

                        Corinthian Colleges, Inc.
                         2004 New-Hire Award Plan
                        (Full Title of the Plan)
                          ___________________

                           Stan A. Mortensen
      Senior Vice President, General Counsel and Corporate Secretary
                       Corinthian Colleges, Inc.
                   6 Hutton Centre Drive, Suite 400
                      Santa Ana, California 92707
                            (714) 427-3000
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                 COPY TO:

                          David A. Krinsky, Esq.
                          O'Melveny & Myers LLP
                  610 Newport Center Drive, Suite 1700
                      Newport Beach, California 92660
                            ___________________

                    CALCULATION OF REGISTRATION FEE
  -----------------------------------------------------------------------------
                                       Proposed     Proposed
                                       Maximum      Maximum
  Title Of                Amount       Offering     Aggregate      Amount Of
  Securities              To Be        Price        Offering       Registration
  To Be Registered        Registered   Per Unit     Price          Fee
 ------------------------------------------------------------------------------
  Common Stock, $0.0001   265,000(1)   $13.99(2)    $3,707,350(2)  $436.36(2)
  par value per share     shares
 ------------------------------------------------------------------------------

 (1) This Registration Statement covers, in addition to the number of shares of Corinthian Colleges, Inc., a Delaware corporation (the "Company" or the "Registrant"), common stock, par value $0.0001 per share (the "Common Stock"), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Corinthian Colleges, Inc. 2004 New-Hire Award Plan (the "Plan") as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2) Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on May 9, 2005, as quoted on the Nasdaq National Market.

     The Exhibit Index for this Registration Statement is at page 9.

                                  PART I

                        INFORMATION REQUIRED IN THE
                         SECTION 10(a) PROSPECTUS


         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule-428(b)(1).

                                  PART II

                         INFORMATION REQUIRED IN THE
                           REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

         The following documents of the Company filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for its fiscal year ended June 30, 2004, filed with the Commission on September 13, 2004 (Commission File No. 000-25283);

         (b) The Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2005, December 31, 2004 and September 30, 2004, filed with the Commission on May 12, 2005, February 9, 2005, and November 9, 2004, respectively (each, Commission File No. 000-25283);

         (c) The Company's Current Reports on Form 8-K, filed with the Commission on March 9, 2005, February 15, 2005, January 28, 2005, December 8, 2004, November 23, 2004, September 21, 2004, August 30, 2004, and July 9, 2004 (each, Commission File No. 000-25283);
              and

         (d) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on January 21, 1999 (Commission File No. 000-25283), and any other amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         The validity of the issuance of Common Stock registered hereby is passed on for the Company by Stan A. Mortensen. Mr. Mortensen is the Senior Vice President, General Counsel and Corporate Secretary of the Company and is compensated by the Company as an employee. Mr. Mortensen owns 748 shares of Common Stock and Company stock options to acquire up to an additional 235,167 shares of Common Stock. In addition, Mr. Mortensen owns 4,667 restricted stock units with respect to shares of the Common Stock. Mr. Mortensen is eligible for additional award grants under the Plan.

Item 6.   Indemnification of Directors and Officers

          The Company's Certificate of Incorporation provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent provided by applicable law for any breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, pursuant to
Section 174 of the Delaware General Corporation Law (the "DGCL") or for any transaction from which such director derived an improper personal benefit.
Under the DGCL, liability of a director may not be limited (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (4) for any transaction from which the director derives an improper personal benefit. The effect of the provisions of the Company's Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except as provided in the Company's Certificate of Incorporation and in the situations described in clauses (1) through (4) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent permitted by the DGCL.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See the attached Exhibit Index at page 9, which is incorporated herein by reference.

Item 9.  Undertakings

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on May 13, 2005.



                                    By: /s/ JACK D. MASSIMINO
                                        -------------------------------------
                                        Jack D. Massimino
                                        Chief Executive Officer




                                 POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints
Jack D. Massimino and Stan A. Mortensen, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



           Signature                    Title                         Date
  --------------------------     ---------------------           --------------

/s/ JACK D. MASSIMINO           Chief Executive Officer,           May 13, 2005
---------------------------     President and Director
Jack D. Massimino               (Principal Executive Officer)


/s/ KENNETH S. ORD              Executive Vice President and       May 13, 2005
---------------------------     Chief Financial Officer
Kenneth S. Ord                  (Principal Financial Officer)


/s/ ROBERT C. OWEN              Senior Vice President and          May 13, 2005
--------------------------      Controller
Robert C. Owen                  (Principal Accounting Officer)


/s/ DAVID G. MOORE              Chairman                           May 13, 2005
--------------------------
David G. Moore


/s/ HANK ADLER                  Director                           May 13, 2005
-------------------------
Hank Adler


/s/ MICHAEL P. BERRY            Director                           May 13, 2005
-------------------------
Michael P. Berry


/s/ LINDA AREY SKLADANY         Director                           May 13, 2005
-------------------------
Linda Arey Skladany


/s/ PAUL R. ST. PIERRE          Director                           May 13, 2005
-------------------------
Paul R. St. Pierre


______________________          Director
Loyal Wilson

                               EXHIBIT INDEX


Exhibit
Number         Description of Exhibit
---------      ------------------------

4.             Corinthian Colleges, Inc. 2004 New-Hire Award Plan.  (Filed as
               Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Commission on November 23, 2004 (Commission File No. 000-25283) and incorporated herein by this reference.)

5.             Opinion of Company Counsel (opinion re legality).

23.1 Consent of Ernst & Young LLP (consent of independent registered public accounting firm).

23.2           Consent of Company Counsel (included in Exhibit 5).

24. Power of Attorney (included in this Registration Statement under "Signatures").